EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Stockholders and Board of Directors
American Technology Corporation
San Diego, California

We hereby consent to the incorporation by reference in the Registration Statement of American Technology Corporation of our report dated November 16, 2001, relating to the financial statements and schedules of American Technology Corporation appearing in the Annual Report on Form 10-K for the year ended September 30, 2001.

BDO SEIDMAN, LLP

Costa Mesa, California
November 14, 2002